Calculation of Filing Fee Tables
S-8
Phio Pharmaceuticals Corp.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share	Other	1,500,000	$ 1.025	$ 1,537,500.00	0.0001381	$ 212.33
Total Offering Amounts:						$ 1,537,500.00		$ 212.33
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 212.33
Offering Note
[1]	(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, (the "Securities Act"), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution from stock splits, stock dividends or similar transactions. (2) The Amount Registered represents 1,500,000 common shares, with $.0001 par value (the "Common Shares"), of Phio Pharmaceuticals Corp. (the "Registrant") available for issuance under the Phio Pharmaceuticals Corp. amended and restated 2020 Long Term Incentive Plan ( as amended, the "Plan"), which Plan was approved by the Registrant's shareholders at the Registrant's 2026 Annual Meeting of Shareholders on September 28, 2026. (3) The proposed Maximum Aggregate Offering Price is estimated in accordance with Rule 457(c) and (h) of the Securities Act, solely for purpose of calculating the amount of the registration fee, based on the average of the high and low sales price of $1.025, per Common Share as reported quoted on The Nasdaq Capital Market on September 21, 2026, which date is a date within five business days of the filing of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources